                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            NU-TECH BIO-MED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NU-TECH BIO-MED, INC.
                                 55 ACCESS ROAD
                          WARWICK, RHODE ISLAND 02886

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 1997
                            ------------------------

To the Stockholders of
NU-TECH BIO-MED, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NU-TECH BIO-MED, INC., a Delaware corporation (the "Corporation"), will be held at the Sheraton Tara Airport Hotel at 1850 Post Road, Warwick, Rhode Island 02886 on June 20, 1997 at 5:00 p.m., eastern standard time, for the following purposes:

          1. To elect two Class 1 Directors to the Corporation's Board of Directors to serve until the 2000 Annual Meeting and until their successors shall have been elected; and

          2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 13, 1997 as the record date for the determination of Stockholders entitled to Notice and to vote at the meeting or any adjournment thereof.

     Enclosed are a Proxy Statement, a Proxy Card and a self-addressed envelope in which to return the Proxy Card. All Stockholders, whether or not they expect to be present at the meeting, are requested to date and sign the Proxy Card and to return it in the addressed envelope promptly. Stockholders who attend the meeting may, if they wish, vote in person even though they have previously submitted a Proxy Card. Any prior Proxy Card will automatically be revoked if you execute the accompanying Proxy Card or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting.

                                          By Order of the Board of Directors

                                          David A. Sterling
                                          Secretary

May 16, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             NU-TECH BIO-MED, INC.
                                 55 ACCESS ROAD
                          WARWICK, RHODE ISLAND 02886

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 20, 1997
                            ------------------------

     This Proxy Statement and accompanying form of Proxy has been mailed on or about May 16, 1997 to the holders of the Common Stock of record on May 13, 1997 of NU-TECH BIO-MED, INC., a Delaware corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Tara Airport Hotel at 1850 Post Road, Warwick, Rhode Island 02886, at 5:00 p.m. eastern standard time and any adjournment thereof.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     On May 13, 1997 (the "Record Date"), there were 2,746,365 shares of Common Stock, par value $.01 per share ("Common Stock") of the Corporation issued and outstanding. Only holders of Common Stock of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of Common Stock is entitled to one vote on each matter presented to Stockholders. Voting is on a non-cumulative basis. The shares of Common Stock represented by each properly executed Proxy in the accompanying form will, if no contrary instruction is received, be voted (i) FOR the election of two Class 1 Directors to serve until the Annual Meeting of Stockholders to be held in the year 2000.

     Any Proxy may be revoked at any time before it is voted. A Stockholder may revoke this Proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a Proxy bearing a later date or by voting in person at the Annual Meeting. Election of directors is by plurality vote, with the nominees for each Class of director receiving the highest vote totals to be elected as directors of the Corporation for that particular class. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and such non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes. The Proxy also provides that the persons authorized thereunder may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matters properly presented for action at the Annual Meeting or any adjournment thereof.

     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Corporation may use the services of its executive officers and certain Directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements, accompanies this Proxy Statement.

     The principal executive offices of the Corporation are located at 55 Access Road, Warwick, Rhode Island 02886; the Corporation's telephone number is (401) 732-6520.

INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Corporation has selected Ernst & Young LLP as independent auditors of the Corporation for the fiscal year ended December 31, 1997. Stockholders are not being asked to approve such selection because such approval is not required under the Corporation's Certificate of Incorporation or Bylaws. The audit services provided by Ernst & Young LLP shall consist of examination of financial statements, services related to filings with the Securities and Exchange Commission and consultation in regard to various accounting matters. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the Annual Meeting are the Corporation's Common Stock, par value $.01 per share, of which 2,746,365 shares are issued and outstanding as of the Record Date. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to Stockholders. Voting for Directors is on a non-cumulative basis.

     Set forth below is certain information as of the Record Date with respect to the ownership of Common Stock by (i) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting securities, (ii) each director and each officer, and (iii) directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the securities listed opposite such individual's name.

                     NAME AND ADDRESS                       AMOUNT OF AND NATURE OF         PERCENTAGE
                   OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP            OF CLASS
----------------------------------------------------------  -----------------------         ----------
J. Marvin Feigenbaum......................................          745,316(1)                 21.9%
55 Access Road
Warwick, RI 02886

Edmond E. Charrette, M.D. ................................           19,975(2)                 *
304 Cambridge Road
Woburn, MA 01801

Leonard Green.............................................           13,309(3)                 *
55 Access Road
Warwick, RI 02886

David A. Sterling.........................................           14,809(3)                 *
55 Access Road
Warwick, RI 02886

Michael G. Jesselson......................................          170,382(4)                  5.8%
1301 Avenue of Americas
New York, New York

Chriss W. Street..........................................           10,309(5)                 *
Chriss Street & Company
1111 Bayside Drive Suite 100
Corona del Mar, CA 92625

Robert B. Fagenson........................................           10,309(5)                 *
19 Rector Street
New York, NY 10006

All Officers and Directors as
  a Group (6 persons in number)...........................          814,027(1)(2)(3)(5)        23.5%

---------------
 * Less than 1%.

(1) Includes (i) 9,999 shares of Common Stock owned by Mr. Feigenbaum; (ii) 45,316 shares of Common Stock held in a trust for the benefit of a minor child of Mr. Feigenbaum, as to which shares Mr. Feigenbaum disclaims beneficial ownership; (iii) 54,500 options owned by the Feigenbaum Foundation, as to which options Mr. Feigenbaum disclaims a beneficial interest in; and (iv) options and warrants to purchase an aggregate of 595,500 shares of Common Stock.

(2) Includes (i) 3,809 shares of Common Stock; (ii) presently exercisable options to purchase 2,857 shares of Common Stock; and (iii) options to purchase 13,309 shares of Common Stock granted under the Corporation's Non-Employee Director Plan.

(3) Includes options to purchase 13,309 shares of Common Stock under the Corporation's Non-Employee Director Plan.

(4) Represents Common Stock Purchase Warrants owned by several trusts of which Michael G. Jesselson is a trustee, co-trustee and/or a beneficiary and therefore holds shared voting power as follows: (i) Michael Jesselson & Lucy Lang TTEES UIT FBO Yosepha Jesselson -- 8,571 Common Stock Purchase Warrants; (ii) Michael Jesselson & Linda Jesselson TTEES UIT Fbo Jonathan Judah Jesselson -- 8,571 Common Stock Purchase Warrants; (iii) Michael Jesselson & Linda Jesselson TTEES UIT FBO Yaira Jesselson -- 8,571 Common Stock Purchase Warrants; (iv) Michael Jesselson & Linda Jesselson TTEES UIT FBO Maya Ariel Ruth Jesselson -- 8,571 Common Stock Purchase Warrants; (v) Erica Jesselson, Lucy Lang, Claire Strauss, Michael Jesselson & Benjamin Jesselson TTEES UIT FBO Benjamin Jesselson -- 12,699 Common Stock Purchase Warrants; (vi) Erica Jesselson, Lucy Lang, Claire Strauss, Michael Jesselson & Benjamin J. Jesselson TTEES UIT FBO Michael Jesselson -- 110,700 Common Stock Purchase Warrants; and (vii) Michael Jesselson, Erica Jesselson, Lucy Lang, Clair Strauss and Benjamin J. Jesselson, TTEES UIT FBO
    Grandchildren -- 12,699 Common Stock Purchase Warrants.

(5) Includes options to purchase 10,309 shares of Common Stock under the Corporation's Non-Employee Director Plan.

                           I.  ELECTION OF DIRECTORS

GENERAL

     At the Annual Meeting, two Class 1 Directors are to be elected, each to serve until the 2000 Annual Meeting and until their successors are elected and qualified. The Corporation's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors with three classes, designated Class 1, Class 2 and Class 3. The terms of Class 2 and Class 3 Directors continue until the Annual Meetings in 1998 and 1999, respectively. The number of Directors comprising the entire Board of Directors is determined in accordance with the By-Laws of the Corporation. The By-Laws provide for the number of Directors to be not less than three nor more than eleven in number. The Board of Directors currently consists of a total of six (6) persons.

     THE TWO NOMINEES FOR CLASS 1 DIRECTORS ARE J. MARVIN FEIGENBAUM AND ROBERT
B. FAGENSON.

     The affirmative vote of a plurality of the outstanding Common Shares entitled to vote for Directors at the Annual Meeting is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees specified in the enclosed proxy if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

NOMINEES FOR ELECTION AS CLASS 1 DIRECTOR TO SERVE UNTIL THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     J. Marvin Feigenbaum. Mr. J. Marvin Feigenbaum, 47 years of age, was elected to the Board of Directors in June 1994, at which time he was also elected to the Board of Directors of Analytical Biosystems Corporation ("ABC") and elected Chief Executive and Chief Financial Officer of the Corporation and Chief Executive and Chief Financial Officer of ABC. From August 1993 to May 1994, Mr. Feigenbaum served as a consultant to the Corporation, primarily with respect to the Corporation's business development and plans and programs relating to the marketing and exploitation of the Corporation's laboratory and medical testing services. From 1987 to June 1994, Mr. Feigenbaum acted as an independent consultant in the medical and health care industry generally. He has over 20 years of experience in the health care industry. Prior to being an independent consultant, Mr. Feigenbaum, from 1982 to mid-1987, served as Chairman, President and Chief Executive Officer of Temco Home Health Care Products, Inc., a durable medical equipment manufacturer. Mr. Feigenbaum presently serves as a member of the Board of Directors and Vice-Chairman of Comprehensive Care Corporation ("CompCare"), a corporation listed on the New York Stock Exchange. On February 24, 1995, a group of holders of CompCare 7 1/2% Convertible Subordinated Debentures filed an involuntary petition against CompCare under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division. This petition was dismissed by the Court on March 7, 1995 upon the joint motion of CompCare and petitioners.

     Robert B. Fagenson. Mr. Robert B. Fagenson, 48 years of age, serves as a Class 1 Director as the nominee of Starr Securities, Inc. Under the terms of its underwriting agreement with Starr Securities entered into in December 1994 in connection with the Corporation's public offering consummated in December 1994, the Corporation agreed to use its best efforts for a period of five years to nominate and have elected to its Board of Directors one nominee of Starr Securities. Mr. Fagenson has, for more than the past five years, been President and a Director of Fagenson & Co., Inc., a registered broker-dealer, and Vice-President and Director of Starr Securities Inc., a registered broker-dealer. Mr. Fagenson is a Director of the New York Stock Exchange. He is also a Director of The Microtel Franchise and Development Company, a developer of economy lodging facilities; Autoinfo, Inc., a dealer in computerized products and services for after-market motor vehicle parts; Rent-Way, Inc., a multi store retail chain in the rent-to-own industry; and Healthy Planet Products, Inc., a publicly-held greeting card company listed on the American Stock Exchange.

CLASS 2 DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     David A. Sterling. Mr. David A. Sterling, 40 years of age, has served on the Board of Directors since December, 1994. Mr. Sterling, for in excess of seven years, has been President of Sterling & Sterling, Inc., a general insurance agency. Mr. Sterling holds a BBA Degree from Hofstra University, New York.

     Leonard Green. Mr. Leonard Green, 70 years of age, was elected to the Board of Directors in September 1994. Mr. Green has been the President and Chief Executive Officer of Green Management and Investment Co., a New York private investment firm, since 1985. From 1980 to 1985, Mr. Green was President and Chief Executive Officer of Yuma Management Corp. Prior to such time, from 1972 to 1980, Mr. Green served as Chairman and Chief Executive Officer of Quality Care, Inc. Mr. Green received his Bachelor of Science degree from George Washington University. Mr. Green also serves on the Board of Directors of Apria Healthcare, Inc.

CLASS 3 DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS

     Chriss W. Street. Mr. Chriss W. Street, 47 years of age, was elected to the Board of Directors at the 1995 Annual Meeting and serves as a Class 3 Director of the Corporation. Mr. Street is the President of Chriss Street and Company, Inc., a financial advisory firm which provides a wide variety of financial advisory and research services. Mr. Street founded the firm in 1992. Prior thereto, and from 1987 to 1992, Mr. Street was a Managing Director of Seidler Amdec Securities, Inc. Mr. Street has, since 1993, served as Chairman and, since 1994, has additionally served as President and Chief Executive Officer of Comprehensive Care Corporation ("CompCare"), a behavioral health care company listed on the New York Stock Exchange. On February 24, 1995, a group of holders of CompCare 7 1/2% Convertible Subordinated Debentures filed an involuntary petition against CompCare under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division. This petition was dismissed by the Court on March 7, 1995 upon the joint motion of CompCare and petitioners. Mr. Street is Chief Financial Officer of Hacienda Village Modernization Corp., which is a joint venture construction firm founded by Mr. Street in 1994 to bid for federally funded construction contracts rehabilitating housing projects in Los Angeles, California inner city neighborhoods. In March 1995, he was elected as a Director of StreamLogic Corporation (formerly known as Micropolis Corporation), a company traded on the Nasdaq Stock Market. Additionally, in June 1996, he was elected as a Director of Freuhauf Trailer Corporation ("Freuhauf"), a company formerly listed on the New York Stock Exchange. On October 22, 1996, Freuhauf filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Subsequently, Mr. Street was elected President and Chairman of the Board of Directors of Freuhauf.

     Edmond E. Charrette, M.D. Dr. Edmond Charrette, 62 years of age, was elected a Director on May 4, 1993. Dr. Charrette is the co-founder and Chairman of Health Resources Corporation (principally engaged in occupational medicine services). He also is a Partner of Ascendant Healthcare International (an investment group with equity investments in the Latin American healthcare sector) and serves as President of Latin Healthcare Investment Management Co., LLC (a group composed of Ascendant Healthcare International and The Global Environmental Fund which manages and directs the investment activities of the Latin Healthcare Investment Fund). Previously, he was the Executive Vice President and Chief Medical Officer of Advantage Health Corporation (a multi-hospital rehabilitation and post-acute care system) from June 1994 to March 1996. From 1988 to May 1994, Dr. Charrette served as the Corporate Medical Director and Senior Vice President of Medical Affairs of Advantage Health Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

     In December, 1994 the Board of Directors established an Audit Committee consisting of Messrs. Feigenbaum, Green and Charrette, a Stock Option Committee consisting of Messrs. Green, Street and Sterling and a Compensation Committee comprised of Messrs. Green, Street and Fagenson. The Audit Committee reviews (i) with management the finances, financial condition and interim financial statements of the Corporation, (ii) with the Corporation's independent auditors the year-end financial statements of the Corporation as reported by such auditors, (iii) with the independent auditors the management letter of such auditors and (iv) with management the implementation of any action recommended by the independent auditors. The Stock Option Committee oversees the Corporation's 1994 Incentive Stock Option Plan.

MEETINGS OF THE BOARD OF DIRECTORS/COMMITTEES

     During the fiscal year ended December 31, 1996, the Board of Directors held three (3) meetings, and action was taken on six (6) occasions by unanimous written consent of the Board of Directors in lieu of a meeting. Each director of the Corporation participated in every action taken by unanimous consent of the Board of Directors in lieu of a meeting. Each director of the Corporation attended all of the meetings of the Board of Directors except for Mr. Fagenson, who did not attend one (1) meeting.

COMPENSATION OF DIRECTORS

     For the year ended December 31, 1996, non-employee Directors were compensated $1,500 per quarter, and an attendance fee of $500 for each meeting of the Board. In addition, Directors are reimbursed for travel expenses for attendance at Board Meetings. Directors who are not regular full time employees of the Corporation are eligible to participate in the Corporation's Non-Employee Director Plan. Under the Non-Employee Director Plan, each Non-Employee Director receives options to purchase 5,000 shares of the Corporation's Common Stock upon joining the Board and options to purchase 8,000 shares of the Corporation's Common Stock on each anniversary date of service for the prior year of service.

     THE BOARD OF DIRECTORS HAS RECOMMENDED THAT YOU VOTE "FOR" ALL NOMINEES.

                   EXECUTIVE COMPENSATION AND RELATED MATTERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid or accrued by the Corporation during the years ended December 31, 1996, 1995 and 1994 to the Chief Executive Officer and each of the Named Executive Officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                        --------------------------
                                            ANNUAL COMPENSATION                                          PAYOUTS
                                          ------------------------                AWARDS                ---------
                                                          OTHER         --------------------------      ALL OTHER
                                                          ANNUAL        RESTRICTED      SECURITIES       COMPEN-
                                           SALARY        COMPEN-          STOCK         UNDERLYING       SATION
  NAME AND PRINCIPAL POSITION    YEAR       ($)         SATION ($)       AWARD(S)        OPTIONS           ($)
-------------------------------  ----     --------      ----------      ----------      ----------      ---------
J. Marvin Feigenbaum...........  1996     $186,917       $205,686(6)                      500,000(3)(8)  $11,952(7)
Chief Executive and Chief        1995     $182,000       $108,000(2)     $943,750(3)            0        $ 6,000(4)
Financial Officer (1)            1994     $153,250(1)                    $175,000         150,000        $ 6,544(5)

---------------
(1) President, Chief Executive and Chief Financial Officer commencing June 1, 1994. Includes consulting compensation in the amount of $47,667 for portion of fiscal year from January 1, 1994 to June 1, 1994.

(2) Represents a one time bonus accrued for 1994 and paid during fiscal year 1995 representing the approximate combined federal and state tax associated with the grant of 50,000 shares of Common Stock during fiscal 1994.

(3) On June 8, 1995, the Corporation granted Mr. Feigenbaum 100,000 restricted shares of Common Stock. Represents the fair market value of the 100,000 shares based upon the market value of the Common Stock of $9.43 per share on June 8, 1995. The restricted shares vest at the rate of 5,000 per year over a twenty year period commencing December 31, 1995, subject to acceleration of vesting under certain circumstances. Under the acceleration provisions, full vesting was scheduled to occur at December 31, 1996. On December 2, 1996 the Corporation agreed to exchange the 95,000 shares that would have otherwise become fully vested for warrants to acquire 300,000 shares of Common Stock at $7.00 per share. See further description under "Employment Agreements".

(4) Represents automobile insurance premiums paid by the Corporation.

(5) Represents automobile insurance premiums paid by the Corporation in the amount of $5,500 and life insurance premiums in the amount of $1,044.

(6) Includes (i) $25,000 paid to Mr. Feigenbaum for issuing an accommodation guaranty in the amount of $2.5 million for the benefit of the Corporation;
    (ii) approximately $50,000 tax reimbursement paid to Mr. Feigenbaum for tax on the value of 5,000 restricted shares of Common Stock which vested on December 31, 1995, and which amount was paid in 1996; (iii) approximately $68,000 reimbursement for taxes on taxes associated with the grant of 50,000 shares of Common Stock during fiscal 1994; and (iv) $62,686 withheld and paid by the Corporation for taxes on taxes associated with the value of 5,000 restricted shares of Common Stock which vested on December 31, 1995.

(7) Represents automobile allowance, automobile insurance premiums and life insurance premiums.

(8) On December 6, 1996, the Corporation granted Mr. Feigenbaum warrants to acquire 200,000 shares of Common Stock at $10.875 per share. Such warrants are fully vested and exercisable through December 5, 2001.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                              (B)            (C)
                                           NUMBER OF      % OF TOTAL
                                           SECURITIES    OPTIONS/SARS       (D)
                                           UNDERLYING     GRANTED TO    EXERCISE OR
                   (A)                    OPTIONS/SARS   EMPLOYEES IN   BASE PRICE          (E)
                   NAME                    GRANTED(#)    FISCAL YEAR      ($/SH)      EXPIRATION DATE
  --------------------------------------  ------------   ------------   -----------   ----------------
  J. Marvin Feigenbaum..................     300,000(1)      100%         $  7.00     December 1, 2001
                                             200,000                      $10.875     December 5, 2001

---------------
(1) Represents options granted upon termination and cancellation of a restricted stock grant as to 95,000 shares of Common Stock.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES

     The following table summarizes options exercised by the named executive officers during fiscal year 1996 and the number and value of options held by all executive officers named in the Summary Compensation Table at year end. The Corporation does not have any outstanding stock appreciation rights granted to executive officers.

                                                                                               VALUE OF
                                                                NUMBER OF UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS AT FY-END      OPTIONS AT FY-END ($)
                                 SHARES ACQUIRED     VALUE          EXERCISABLE/             EXERCISABLE/
             NAME                  ON EXERCISE      REALIZED        UNEXERCISABLE          UNEXERCISABLE(1)
-------------------------------  ---------------    --------    ---------------------    ---------------------
J. Marvin Feigenbaum(2)........         0               0             650,000/0              $ 2,759,375/0

---------------
(1) The average of the closing bid and closing asked prices for the Corporation's Common Stock as reported on the Nasdaq SmallCap Market on December 31, 1996, was $12.4375. Value is calculated on the basis of the difference between the option exercise price and $12.4375 multiplied by the number of shares of Common Stock underlying the options.
(2) Mr. Feigenbaum holds options and warrants to purchase 450,000 shares of Common Stock with an exercise price of $7.00 per share, and warrants to purchase 200,000 shares at $10.875.

  Employment Agreements

     On June 1, 1994, Mr. J. Marvin Feigenbaum was elected Chairman of the Board of Directors, Chief Executive and Chief Financial Officer of both the Corporation and ABC. Mr. Feigenbaum also serves as President, Chief Executive and Chief Financial Officer of the Corporation and Chief Operating Officer of Physicians Clinical Laboratory, Inc. ("PCL"). On September 22, 1994, Mr. Feigenbaum entered into an Amended and Restated Employment Agreement with the Corporation for a term of three years and six months commencing June 1, 1994 through November 30, 1997. Mr. Feigenbaum's Employment Agreement currently provides for a salary at the rate of $196,000 per annum. In addition, Mr. Feigenbaum is provided with health and other benefits and a policy of life insurance in the amount of $500,000 payable to a beneficiary to be named by Mr. Feigenbaum. He also receives an automobile allowance of $500 per month and reimbursement for expenses incurred on behalf of the Corporation and in connection with the performance of his duties. In connection with his Employment Agreement as amended, Mr. Feigenbaum was issued, in lieu of a cash bonus for past services rendered to the Corporation, while acting as a consultant to the Corporation, 50,000 shares of Common Stock of the Corporation which has been valued at $3.50 per share. All of said shares are immediately vested, and the Corporation paid Mr. Feigenbaum, on April 14, 1995, a one time cash bonus equal to $108,000 representing the amount of the combined federal and applicable state and city income tax associated with such stock grant. In addition, Mr. Feigenbaum was granted options to purchase 150,000 shares of the Corporation's Common Stock exercisable commencing in June, 1995 through December 31, 2002 at an option exercise price equal to the $7.00 per share. Mr. Feigenbaum's Employment Agreement provides that in the event of a change in control of the Corporation (as defined), Mr. Feigenbaum will be paid for the remainder of the unexpired term of his Agreement plus an additional sum of $196,000.

     On June 8, 1995, the Corporation granted and issued to its President, Mr.
J. Marvin Feigenbaum, 100,000 restricted shares of its Common Stock, $.01 par value (the "Restricted Shares"). On December 2, 1996, Mr. Feigenbaum agreed to terminate this grant of Restricted Shares by exchanging 95,000 Restricted Shares for warrants to purchase 300,000 shares of Common Stock of the Corporation at $7.00 per share.

     Mr. Feigenbaum additionally receives a salary of $104,000 per annum in his capacity as Chief Operating Officer at PCL.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Feigenbaum, the Corporation's Chairman, Chief Executive Officer and a Class 1 Director, serves as a member of the Board of Directors and Vice-Chairman of Comprehensive Care Corporation, and is a member of its Compensation Committee.

     Mr. Street, a Class 3 Director, is Chairman, President and Chief Executive Officer of Comprehensive Care Corporation. Mr. Street serves on the Stock Option and Compensation Committees of the Board of Directors of the Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation's subsidiary, ABC, borrowed $150,000 on February 11, 1993 and $100,000 on February 25, 1993 from the Small Business Loan Fund Corporation ("SBLFC"). Both loans bear interest at the rate of 5.4%, are secured by the Corporation's accounts receivable, inventory and equipment and are to be repaid over a five year period ending in February 1998. In conjunction with the above loans, the Corporation issued a warrant to SBLFC for 2,857 shares of Common Stock at an exercise price of $15.75 per share. Additional debt financing of $250,000, $166,000 and $125,000 was received from SBLFC on April 19, 1993,
October 22, 1993, and February 14, 1994, respectively. These financings also bear interest at 5.4%, are secured by the Corporation's accounts receivable, inventory, equipment, and intangible assets (including patents) and are to be repaid over five year periods from the respective loan dates. In conjunction with the April 19, 1993 loan, the Corporation issued to SBLFC a warrant for 42,857 shares of Common Stock at an exercise price of $28.35 per share. The proceeds of the SBLFC loans were used for working capital.

     For information concerning the Amended Employment Agreement of J. Marvin Feigenbaum, see "Executive Compensation -- Employment Agreements."

     In connection with the payments made by the Corporation to Austin Financial Services Inc., the Corporation obtained a secured loan from a third party lender on December 2, 1996. This loan was personally guaranteed by the Corporation's President, J. Marvin Feigenbaum. The lender was a significant creditor of PCL and had agreed to the terms of the PCL Plan. On January 23, 1997, the Corporation obtained a new loan from Michael Jesselson, who, individually and with trusts for the benefit of members of his family, are significant shareholders of the Corporation. This new loan was in the principal amount of $2 million, and the proceeds were used to repay the remaining balance on the initial loan of $2.5 million, which the Corporation obtained to pay off Austin Financial. The new loan bore interest at 7.5% per annum and was due and payable 60 days from the date of loan. The lender also received 5-year Common Stock Purchase Warrants to purchase 100,000 shares of Common Stock at $11.50 per share. On February 26, 1997, the new loan was repaid. The shares underlying these warrants have been registered by the Corporation with the Securities and Exchange Commission.

1994 INCENTIVE STOCK OPTION PLAN

     On November 16, 1994 the stockholders of the Corporation approved the 1994 Incentive Stock Option Plan (the "Plan"). The Plan provides for the issuance of up to 350,000 shares of the Corporation's Common Stock upon the exercise of options granted to officers, directors, full time employees and consultants rendering services to the Corporation. Under the terms of the Plan, options granted thereunder will be designated as options which qualify for incentive stock option treatment ("ISO's") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify ("Non-ISO's"). Unless sooner terminated, the Plan will expire on August 1, 2004 and options may be granted at any time or from time to time through such date. The purpose of the Plan is to promote the interests of the Corporation and its stockholders by strengthening the ability of the Corporation to attract and retain officers, employees and consultants by furnishing suitable recognition of their ability to contribute to the success of the Corporation and to align their interests and efforts with the long term interest of the Corporation. The Plan succeeds the Corporation's 1992 Incentive Stock Option Plan, which has been terminated except for options to acquire 16,857 shares thereunder.

     The Plan is administered by the Board of Directors or by a Stock Option Committee designated by the Board of Directors (the "Plan Administrator"). The Plan Administrator has the discretion to determine the eligible employees and consultants to whom, and the times and the prices at which, options will be granted; whether such options shall be ISO's or Non-ISO's; the periods during which each option will be granted; and the number of shares subject to each option. The Plan Administrator shall have full authority to interpret the Plan and to establish and amend rules and regulations relating thereto.

     Under the Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISOs may not be less than 85% of such fair market value. The aggregate fair market value of shares subject to an option designated as an ISO for which any participant may be granted such an option in any calendar year, shall not exceed $100,000 plus any unused carryovers (as defined in Section 422 of the Code) from a prior year. The "fair market value" will be the closing Nasdaq bid price or, if the Corporation's Common Stock is not quoted by Nasdaq, the low bid as reported by the National Quotation Bureau, Inc. or a market maker of the Corporation's Common Stock or, if the Common Stock is not quoted by any of the above, by the Board of Directors acting in good faith.

     Options may be granted under the Plan for such periods as determined by the Plan Administrator; provided however that no option designated as an ISO granted under the Plan shall be exercisable over a period in excess of ten years, or in the case of a ten percent stockholder, five years. Options may be exercised in whole at any time or in part from time to time. Options are not transferable except to the estate of an option holder; provided, however, in the case of a Non-ISO, and subject to Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and prevailing interpretations thereunder by the staff of the Securities and Exchange Commission, a recipient of a Non-ISO may, with the consent of the Plan Administrator, designate a named beneficiary of the Non-ISO in the event of the death of such recipient, or assign such Non-ISO.

     Except as described below, the Plan Administrator may from time to time amend the Plan as it deems proper and in the best interests of the Corporation without further approval of the stockholders.

     The Board of Directors and the Plan Administrator may not amend certain features of the Plan without the approval of the Corporation's stockholders to the extent such approval is required for compliance with Section 422 of the Code with respect to ISO's, Section 162(m) of the Code with respect to Non-ISO's or Rule 16b-3 promulgated under Section 16 of the Exchange Act with respect to awards made to individuals subject to Section 16 of the Exchange Act. Such amendments would include (a) increasing the maximum number of shares of Common Stock that may be issued under the Plan, (b) materially modifying the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increasing the benefits accruing to participants under the Plan.

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On November 16, 1994, the stockholders of the Corporation adopted the Non-Employee Director Stock Option Plan (the "Director Plan"). Options may be granted under the Director Plan until August 1, 2004 to the Corporation's non-employee directors (as defined). The Director Plan provides that each non-employee director will automatically be granted an option to purchase 5,000 shares upon joining the Board of Directors (or, for those persons who are directors on the date of approval of the Director Plan by the stockholders, on such date).

     At the 1996 Annual Meeting, the shareholders of the Corporation approved an amendment to the Non-Employee Director Stock Option Plan to increase the number of shares of Common Stock authorized under the Director Plan from 75,000 shares to 200,000 shares of Common Stock, and to increase the number of options granted annually to each Non-Employee Director from 3,000 options per year to 8,000 options per year (on each anniversary of the initial date of service or of approval, as the case may be). As of May 16, 1997, options to purchase 60,545 shares of Common Stock had been granted to Non-Employee Directors.

     Under the terms of the Director Plan, the sum of the number of shares to be received upon any grant multiplied by the fair market value of each share at the time of grant may not exceed $75,000. All awards shall be reduced to the extent they exceed such amount. The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. Until otherwise provided in the Director Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Corporation or by a combination of each. The term of each option is five years from the date of grant, unless terminated sooner as provided in the Director Plan. The Director Plan is administered by a committee of the Board of Directors composed of not fewer than two persons who are officers of the Corporation (the "Committee"). The Committee has no discretion to determine which non-employee director will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan do not qualify for incentive stock option treatment.

                             FINANCIAL INFORMATION

     A copy of the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission has been furnished without the accompanying exhibits. The Corporation shall furnish all exhibits to Stockholders without charge upon written request therefor sent to David A. Sterling, Secretary, Nu-Tech Bio-Med, Inc., 55 Access Road, Warwick, Rhode Island 02886. Each such request must set forth a good faith representation that as of May 13, 1997 the person making the request was the beneficial owner of Common Stock of the Corporation entitled to vote at the 1997 Annual Meeting of Stockholders.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     The Board of Directors has no present knowledge of any other matters to be presented at the Annual Meeting of Stockholders. If any other matters should properly be brought before the meeting, and any adjournment thereof, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy with respect to any other matter in accordance with their best judgment.

                       PROPOSALS FOR 1998 ANNUAL MEETING

     Any Stockholder desiring to make a proposal to be acted upon at the 1998 Annual Meeting of Stockholders must present such proposal to the Secretary of the Corporation not later than January 16, 1998 in order for the proposal to be considered for inclusion in the Corporation's Proxy Statement.

                                          By Order of the Board of Directors

                                          David A. Sterling
                                          Secretary

May 16, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES OF AMERICA.

                              NU-TECH BIO-MED, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 20, 1997

                                      PROXY

         The undersigned hereby appoints J. MARVIN FEIGENBAUM proxy, with full powers of substitution, to vote all shares of Common Stock of NU-TECH BIO-MED, INC. owned by the undersigned at the Annual Meeting of Stockholders to be held on June 20, 1997 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote as follows:

         I        ELECTION OF DIRECTORS

         FOR all Nominees listed            WITHHOLD AUTHORITY
         below (except as marked            to vote for all
         to the contrary below) / /         nominees listed below / /

(Instruction: Please check appropriate box. To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)

         CLASS 1 DIRECTOR TO SERVE UNTIL 2000 ANNUAL MEETING

         J. Marvin Feigenbaum       Robert B. Fagenson


         AND TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, all as described in the Proxy Statement dated May 16, 1997, receipt of which is hereby acknowledged.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.

         The proxy, who shall be present and acting, shall have and may exercise all the powers hereby granted.

         IF NO OTHER ELECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO CLASS 1
DIRECTORS.

         Said proxy will use his discretion with respect to any other matters which properly come before the Annual Meeting.


                                    Dated:_________________, 1997


                                    -------------------------------
                                    Signature

                                    -------------------------------
                                    Print Name

                                    (Please date and sign exactly as name
                                    appears at left. For joint accounts, each joint owner should sign, Executors, administrators, trustees, etc., should also so indicate when signing.)